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                                                                   EXHIBIT 16.1

October 30, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

We have read the statements under the caption "Change in Independent Auditors" in the Form S-1 dated October 30, 1996 of Experian Corporation. We are in agreement with the statements contained in the first paragraph of that caption. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                          /s/ Ernst & Young LLP